EXHIBIT NO. 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports, each dated May 16, 2011 for MFS Florida Municipal Bond Fund, relating to the financial statements and financial highlights of MFS Florida Municipal Bond Fund, and MFS Municipal Income Fund, relating to the financial statements and financial highlights of MFS Municipal Income Fund, for the year ended March 31, 2011 appearing in the Annual Reports on Form N-CSR of MFS Municipal Series Trust, in the combined Prospectus/Proxy Statement and in the Statement of Additional Information included in this Registration Statement on Form N-14 of MFS Municipal Income Fund.

We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” included in such combined Prospectus/Proxy Statement, “Representations and Warranties” included in the Form of Plan of Reorganization (section 4 paragraphs 4.1(f) and 4.2(g)) and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts

July 29, 2011